Exhibit 10 (f)

ACQUISITION AGREEMENT

    Agreement dated as of this 16th day of February 2005 between Karting International Inc., a Nevada corporation ("KART/Buyer") on behalf of its shareholders, and Supersport Timing Systems LLC, a Nevada limited liability company ("SSTS/Seller") on behalf of its members.

    The parties wish to provide for SSTS'S sale of all of its outstanding Certificates of Membership (the "CERTS") to KART and KART'S purchase of the CERTS from SSTS under the terms and conditions of this Agreement.

The parties agree as follows:

1.    The Acquisition.

1.1 Purchase and Sale Subject To The Terms and Conditions of This Agreement. At the Closing to be held as provided in Section 2, SSTS shall sell the CERTS to KART, and KART shall purchase the CERTS from SSTS, free and clear of all Encumbrances.

1.2 Purchase Price. Buyer will exchange 500,000 newly issued shares of its restricted common stock for all of the outstanding ownership interest of SSTS. It is anticipated this transaction will be a nontaxable event under section 368 of the IRS Code.

2.    The Closing.

2.1 Place and Time. The closing of the sale and purchase of the CERTS (the "Closing") shall take place in Las Vegas, Nevada no later than the close of business (PST) on February 16th 2004, or at such other place, date and time as the parties may agree in writing.

2.2   Deliveries by SSTS. At the Closing, SSTS shall deliver the following to
KART:

(a) Certificates representing the Members' ownership interest, duly endorsed for transfer to KART and accompanied by any applicable stock transfer tax stamps; SSTS shall cause KART to change those certificates for, and to deliver to SSTS at the Closing, certificates representing the KART Shares registered in the name of SSTS members.
(b)   The documents contemplated by Section 3.
(c) All other documents, instruments and writings required by this Agreement to be delivered by SSTS at the Closing and any other documents or records relating to SSTS'S business reasonably requested by KART in connection with this Agreement.

2.3 Deliveries by KART. At the Closing, KART shall deliver the following to SSTS:
(a)   The shares as contemplated by section 1.
(b)   All other documents, instruments and writings required by this

Agreement to be delivered by KART at the Closing.

3.    Conditions to KART'S Obligations.
The obligations of KART to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by SSTS:

3.1   Representations, Warranties and Agreements.
(a) The representations and warranties of KART set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and
(b) KART shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

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4.    Conditions to SSTS 's Obligations.
The obligations of SSTS to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by KART:

4.1   Representations, Warranties and Agreements.
(a) The representations and warranties of SSTS set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and
(b) SSTS shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

5. Representations and Warranties of SSTS. SSTS represents and warrants to KART that, to the knowledge of SSTS (which limitation shall not apply to Section 5.3), and except as set forth in the Disclosure Letter:

5.1 Organization of SSTS. Authorization. SSTS is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of SSTS and this Agreement constitutes a valid and binding obligation of SSTS, enforceable against it in accordance with its terms.

5.2 Conflict as to SSTS. To the best of SSTS'S knowledge, neither the execution and delivery of this Agreement nor the performance of SSTS'S obligations hereunder will;
(a) Violate any provision of the articles of organization or by-laws of SSTS or
(b) Violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to SSTS.

5.3 Ownership of Shares. The delivery of certificates to KART and the payment to SSTS will result in KART'S immediate acquisition of record and beneficial ownership of the Certificates, free and clear of all Encumbrances. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of SSTS.

5.4 Title to Properties. Either SSTS, or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the Balance Sheet in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by SSTS or any of its Subsidiaries since the date of the Balance Sheet.


5.5 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by SSTS, or its Subsidiaries are, in all respects material to the business or financial condition of SSTS and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.

5.6 Absence of Certain Changes. Since the date of the Balance Sheet, neither SSTS nor any of its Subsidiaries has:
(a) Suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of SSTS and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;


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(b)   Made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;
(c) Issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;
(d) Paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;
(e) Prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;
(f) Cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

5.7 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business or financial condition of SSTS and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States.

6. Representations and Warranties of KART. KART represents and warrants to SSTS as follows:

6.1 Organization of KART; Authorization. KART is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of KART and this Agreement constitutes a valid and binding obligation of KART, enforceable against it in accordance with its terms.

6.2 Purchase for Investment. KART is purchasing the shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

6.3 Conflict as to KART. Neither the execution and delivery of this Agreement nor the performance of KART'S obligations hereunder will
(a) Violate any provision of the certificate of incorporation or by-laws of KART or
(b) Violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to KART.

6.4 KART is a publicly traded company, which will trade dually on the Pink Sheets and the OTC: Bulletin Board. KART will properly file all documentation with all applicable bodies necessary to remain a publicly traded company.

6.5 There are no pending or threatened legal or regulatory claims, demands or liabilities of any kind or nature against KART or it assets other than as disclosed.

6.6 There are currently 10,001,000 shares issued and outstanding in KART. The shares, when issued were properly distributed under applicable securities laws, and KART has taken no action to cause said stock to lose its current trading status. There are no warrants, option agreements or pending subscription agreements whereby KART is obligated to issue any additional stock to any person.

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7.    Access and Reporting; Filings with Governmental Authorities.

7.1 Access. Between the date of this Agreement and the Closing Date, SSTS shall, and shall cause SSTS to,

(a) Give KART and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of SSTS and its Subsidiaries and to the books and records of KART and its Subsidiaries,
(b)   Permit KART to make inspections thereof, and
(c) Cause its Officers and its advisors to furnish KART with such financial and operating data and other information with respect to the business and properties of SSTS and its Subsidiaries and to discuss with KART and its authorized representatives the affairs of SSTS and its Subsidiaries, as KART may from time to time reasonably request.

7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, SSTS shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, SSTS except for the acquisition of the Shares by KART.

7.3 Publicity. Between the date of this Agreement and the Closing Date, SSTS and KART shall, and SSTS and KART shall cause KART to, discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.

7.4 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) KART shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained by KART pursuant to Section 7.1. Following the Closing, SSTS shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting proceedings relating to Taxes) any nonpublic information relating to KART and its Subsidiaries. This Section shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, KART shall return to SSTS, or destroy, all information it shall have received from SSTS or in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts there from. SSTS and KART shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Sections 7.1.

8.    Conduct of SSTS'S Business Prior to the Closing.

8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, SSTS shall cause SSTS and its Subsidiaries to conduct their businesses in all material respects in the ordinary course.

8.2 Business Organization. Between the date of this Agreement and the Closing Date, SSTS shall use its reasonable efforts, and shall cause SSTS and each of its Subsidiaries to use its respective reasonable efforts, to
(a) Preserve substantially intact the business organization of SSTS and each of its Subsidiaries and keep available the services of the present officers and employees of SSTS and each of its Subsidiaries, and
(b) Preserve in all material respects the present business relationships and good will of SSTS and each of its Subsidiaries.


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8.3   Corporate Organization. Between the date of this Agreement and the Closing
Date, neither KART or SSTS shall not cause or permit any amendment of the articles of organization or by-laws (or other governing instrument) of SSTS or any of its Subsidiaries, and shall cause SSTS Inc. and each of its Subsidiaries not to:

(a) Issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;
(b) Sell or otherwise dispose of any Equity Securities of SSTS or any of its Subsidiaries, or create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of SSTS or any of its Subsidiaries;
(c)   Reclassify, split up or otherwise change any of its Equity Securities;
(d)   Be party to any merger, consolidation or other business combination;
(e) Sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks, copyrights or other proprietary rights), in an amount which is material to the business or financial condition of SSTS and its Subsidiaries, taken as a whole, except in the ordinary course of business.

9.    Survival of Representations and Warranties; Indemnification.

9.1 Survival. No representation or warranty contained in this Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing, except for those contained in Sections 5.1, 5.2 and 5.3(only as to SSTS), 6.1, 6.2, 6.3, 6.4, 6.5, and 6.6. (the "Surviving Representations and Warranties ").

9.2 Indemnification by SSTS. SSTS shall indemnify and hold harmless KART and shall reimburse KART for, any loss, liability, damage or expense (including reasonable attorneys fees) (collectively, "Damages") arising from or in connection with
(a) Any inaccuracy in any of the Surviving Representations and Warranties of SSTS in this Agreement or

(b) Any failure by SSTS to perform or comply with any agreement in this Agreement.

9.3 Indemnification by KART. KART shall indemnify and hold harmless SSTS, and shall reimburse SSTS for, any loss, liability, damage or expense (including reasonable attorneys fees) (collectively, "Damages") arising from or in connection with
(a) Any inaccuracy in any of the Surviving Representations and Warranties of KART in this Agreement,
(b) Any failure by KART to perform or comply with any agreement in this Agreement, except that after the Closing no claim shall be made with respect to the failure to perform or comply with any agreement required to have been performed or complied with prior to the Closing Date, and
(c) Any payments made by SSTS after the Closing pursuant to any guaranty by SSTS of any obligation of KART or any of its subsidiaries (other than as contemplated by Section 2.4). KART shall use its best efforts to obtain SSTS'S release from any such guaranties.

10.   Termination Prior to Closing.
Termination. This Agreement may be terminated before the Closing occurs only as follows:
(a)   By written agreement of SSTS and KART at any time.
(b) By SSTS, by notice to KART at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.
(c) By KART, by notice to SSTS at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.
(d) By KART or SSTS, by notice to the other at any time prior to February 16, 2004.

10.1  Effect of Termination.
If this Agreement is terminated pursuant to Section 10(a), this Agreement shall terminate without any liability or further obligation of any party to another.

11.   Termination Post Closing.
Termination. This Agreement may be terminated after the Closing only as follows:
(a)   By SSTS in the event of bankruptcy of KART.
(b)   By SSTS in the event of non-operations of KART.
(c)   By SSTS in the event of non-solvency of KART.
(d)   By KART in the event of bankruptcy of SSTS.
(e)   By KART in the event of non-operations of SSTS.
(f)   By KART in the event of non-solvency of SSTS.

11.1  Effect of Termination.
If this Agreement is terminated pursuant to Section 10(a), this Agreement shall terminate without any liability or further obligation of any party to another.

12.   Notices.
All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a)   Delivered by hand,
(b) Sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) Received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties).

If to SSTS:                          If to KART:

Supersport Timing Systems LLC.              Karting International Inc.
2251 N. Rampart Blvd. #323                  7251 W. Lake Mead Blvd., #300
Las Vegas, Nevada 89128                     Las Vegas, Nevada 89128

13.   Miscellaneous.


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13.1  Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

13.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

13.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

13.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.

13.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

13.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof.

13.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights or obligations hereunder without the written consent of the other.

Karting International Inc.

By:
    ---------------------------------------
    Paul Gastwirth, President



Supersport Timing Systems LLC

By:
    ---------------------------------------
    David Hutchinson, Director
    Supersport Timing Systems LLC